UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - FEBRUARY 26, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1408 Broad Street
Regina, Saskatchewan Canada S4R 1Y8
(Address of principal executive offices)

(306) 535-7444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 3.03	Material Modifications to Rights of Security Holders.

Item 9.01	Financial Statements and Exhibits.

Item 2.04:	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 21, 2007, mmwave Technologies Inc. (“mmwave”) a wholly owned subsidiary of Wireless Age Communications, Inc. (“Wireless Age” or the “Company”) received a notice of default letter from The Bank of Nova Scotia, mmwave’s senior secured lender advising that due to the continuing breaches of financial covenant ratios and the ongoing operating losses, they intended to reduce credit limits over several weeks during the month of March 2007. Management negotiated the dates and amounts of the reductions and on February 26, 2007 was advised by the lender that it agreed with the proposed reductions. The lender has requested weekly reductions commencing immediately and progressively working to zero by March 23, 2007. The mmwave indebtedness has been guaranteed by the corporate parent Wireless Age Communications, Inc. The original credit limit was CAD$750,000 (approximately US$647,000) and as of February 26, 2007 there was approximately CAD$430,000 (US$370,000) outstanding under the facility. Pursuant to the letter mmwave agreed to the following reduced limts:

March 2, 2007CAD$450,000
March 9, 2007$400,000
Mach 16, 2007$100,000
March 23, 2007Nil

Item 3.03	Material Modifications to Rights of Security Holders.

Although the financial audit for the year ended December 31, 2006 is not complete, the Company as of February 27, 2007, believes it did not attain the minimum $0.012 of pre-tax earnings per share from continuing operations under the August 3, 2006 Preferred Share Purchase Agreement between Wireless Age and Barron Partners LP (the Investor). Based on the estimated actual pre-tax loss per share, the conversion rate of the preferred stock held by the Investor is revised from $0.14 to $0.07 per share, the exercise price of the Investor’s A warrants is reduced from $0.25 to $0.125 per share and the exercise price of the Investor’s B warrants is reduced from $0.50 to $0.25 per share. The Investor currently holds 4,192,900 preferred shares and A warrants to purchase 7,500,000 common shares and B warrants to purchase 7,500,000 common shares.

Item 9.01:	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Press Release dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: March 2, 2007	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer